Exhibit 23.3

                             James W. McLeod, P.Geo
                                 5382 Aspen Way
                          Delta, B.C., Canada, V4K 3S3
                               Phone: 604 946-6979
                                Fax: 604 946-6954
                               mcleodja@dccnet.com

U.S. Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549

                                     CONSENT

I, James W. McLeod, P.Geo., am the author of a Report entitled Review and Recommendations, Lookout Mineral Claim, Tenure #541219, Nicola Region, NTS:
92I/1W, Mt. Hamilton Project Area, British Columbia, Canada, dated September 22, 2006, prepared for Wilson Creek Mining Corp.

This is to confirm that I consent to the filing of the Lookout Mineral Claim Report filed with the US Securities and Exchange Commission, namely a SB-2 registration statement.

I also consent to Wilson Creek Mining Corp. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Delta, B.C., Canada, this 22nd day of September, 2006



                                             /s/ James W. McLeod
                                             ---------------------------
                                             James W. McLeod
                                             Consulting Geologist